UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2024 (November 24, 2024)

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

1801 California Street, Suite 3500

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On November 24, 2024, Summit Materials, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quikrete Holdings, Inc., a Delaware corporation (“Purchaser”), and Soar Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Purchaser.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s (i) Class A common stock, par value $0.01 per share, and (ii) Class B common stock, par value $0.01 per share (together with the Company’s Class A common stock described in the foregoing clause (i), “Company Common Shares” and each, a “Company Common Share”) (other than any Company Common Shares that are held by the Company as treasury stock or held by Purchaser, Merger Sub or any other subsidiary of Purchaser or the Company or any Company Common Shares as to which appraisal rights have been properly exercised in accordance with Delaware law), will automatically be canceled and retired and converted into the right to receive $52.50 per share in cash, without interest and subject to deduction for any required withholding (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, any shares of preferred stock of the Company, par value $0.01 per share, outstanding immediately prior to the Effective Time will automatically be canceled and retired for no consideration and will cease to exist.

Financing of the Merger

Purchaser intends to fund the Merger Consideration with proceeds from new debt financing together with cash on hand and amounts available under its existing credit facilities. Concurrently with the entry into the Merger Agreement, Purchaser entered into a debt commitment letter (the “Debt Commitment Letter”), pursuant to which certain financial institutions (the “Lenders”) have committed to provide Purchaser with term debt financing in an aggregate principal amount of $9,200,000,000 (including up to $6,700,000,000 in bridge financing) together with a committed asset based revolving credit facility in an aggregate principal amount of up to $1,500,000,000 (subject to conditions set forth in the Debt Commitment Letter). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to certain customary conditions, including (i) the execution and delivery of definitive documentation with respect to such financing in accordance with the Debt Commitment Letter and (ii) the consummation of the Merger in all material respects in accordance with the terms and conditions of the Merger Agreement. The receipt of financing by Purchaser is not a condition to Purchaser’s obligation to complete the Merger.

Treatment of Company Equity Awards

Effective as of immediately prior to the Effective Time, (i) each restricted stock unit that is subject to vesting conditions based solely on continued employment or service granted under the Company’s Amended and Restated 2015 Omnibus Incentive Plan (the “Company Stock Plan”, and each such restricted stock unit, a “Company RSU”) and that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Company Common Shares subject to such vested award of Company RSUs, (ii) each restricted stock unit that is subject to vesting conditions based in whole or in part on performance goals granted under the Company Stock Plan (each, a “Company PSU”) and that is outstanding immediately prior to the Effective Time will vest (based on the level of achievement of the applicable performance goals set forth below) and be canceled and converted into the right to receive an amount in cash equal to (a) the Merger Consideration, multiplied by (b) the number of shares of Company Common Shares subject to such award of Company PSUs as determined based on target performance and (iii) each option to purchase Company Common Shares granted under the Company Stock Plan (each, a “Company Option”) that is outstanding immediately prior to the Effective Time will fully vest, to the extent not vested previously, and be canceled and converted into the right to receive an amount in cash equal to (a) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Shares subject to such award of Company Options, multiplied by (b) the number of shares of Company Common Shares subject to such award of Company Options; provided that if the applicable exercise price per share of Company Common Shares of an award of Company Options is equal to or greater than the Merger Consideration, such award of Company Options will be canceled at the Effective Time for no consideration.

Board Approval of the Merger Agreement

The board of directors of the Company (the “Company Board”) unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the Merger Agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) directed that the Merger Agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the affirmative vote by holders of a majority of the outstanding Company Common Shares entitled to vote at the company stockholders meeting (the “Company Stockholders Meeting”), to adopt the Merger Agreement (the “Company Stockholder Approval”); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) (the “HSR Act”) and the Competition Act (Canada) (as amended); (iii) the receipt of certain approvals of governmental authorities; (iv) the absence of any law, injunction, order or other judgment prohibiting, rendering illegal or permanently enjoining the consummation of the Merger (a “Restraint”); (v) subject in most cases to exceptions that do not rise to the level of a Company Material Adverse Effect (as defined in the Merger Agreement), the accuracy of representations and warranties made by Company, Purchaser and Merger Sub, respectively; and (vi) compliance by Purchaser, Merger Sub and the Company in all material respects with their respective obligations under the Merger Agreement. The obligations of Purchaser and Merger Sub to consummate the Merger are also subject to there not having occurred since the date of the Merger Agreement an event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Representations and Warranties and Covenants

Purchaser, the Company and Merger Sub have each made customary representations and warranties and covenants in the Merger Agreement, including covenants by the Company, subject to certain exceptions, to use reasonable best efforts to conduct its business in the ordinary course and preserve intact in all material respects its current business operations, during the interim period between the execution of the Merger Agreement and the consummation of the Merger and to assist Purchaser with obtaining its financing to fund the Merger Consideration.

Purchaser and the Company have each agreed to use its respective reasonable best efforts to cause the transactions contemplated by the Merger Agreement to be consummated as soon as reasonably practicable, including in connection with obtaining all consents required to be obtained from any governmental authority or third party that are necessary, proper or advisable to consummate the Merger. Purchaser has also agreed to take certain actions necessary to avoid, eliminate or resolve any impediments under the HSR Act or any other applicable law so as to enable the parties to consummate the Merger no later than five business days prior to the Outside Date (as defined below).

Non-Solicitation; Intervening Events

Subject to certain exceptions, the Company agreed not to solicit alternative acquisition proposals, engage in discussions with any third party regarding alternative acquisition proposals or change its recommendation to its stockholders in favor of the Merger.

The Merger Agreement also provides that, notwithstanding the foregoing, if prior to receipt of the Company Stockholder Approval, the Company receives a bona fide alternative acquisition proposal from a third party that did not result from a material breach of the Company’s non-solicitation obligations, and the Company Board determines in good faith that the alternative acquisition proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement), the Company may provide information to, and engage in negotiations and discussions with, such person making the alternative acquisition proposal.

Prior to obtaining the Company Stockholder Approval, the Company Board has the right, in connection with (i) the receipt of a Superior Proposal or (ii) an Intervening Event (as defined in the Merger Agreement) to change its recommendation in favor of the Merger or, in the case of a Superior Proposal, to terminate the Merger Agreement, in each case, subject to complying with notice requirements and other specified conditions (including giving Purchaser the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or Intervening Event, as applicable), if the Company Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and provided that, in the case of a termination of the Merger Agreement, the Company pays to Purchaser the Company Termination Fee (as described below).

Termination

The Merger Agreement contains certain customary termination rights for each of Purchaser and the Company, including, (i) by mutual written agreement, (ii) if the Merger has not been consummated on or before August 24, 2025, subject to extension if necessary to obtain required regulatory approvals or to allow the completion of a customary marketing period in respect of Purchaser’s financing (the “Outside Date”), (iii) any applicable Restraint permanently enjoining the consummation of the Merger has become final and nonappealable, (iv) the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting or (v) the other party is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured or, if curable, has not been cured within 20 business days after notice to the other party of such breach (or, if earlier, five business days prior to the Outside Date).

In addition, prior to receipt of the Company Stockholder Approval, the Company may also terminate the Merger Agreement to accept a Superior Proposal, subject to Purchaser’s right to match such Superior Proposal and payment to Purchaser of the Company Termination Fee (as described below). Purchaser may terminate the Merger Agreement if the Company Board changes its recommendation to the Company’s stockholders regarding the Merger Agreement (an “Adverse Recommendation Change”).

Termination Fees

The Merger Agreement provides for the payment of a termination fee upon termination of the Merger Agreement under certain specified circumstances. The Company will be obligated to pay Purchaser a termination fee of $279,000,000 (the “Company Termination Fee”) if the Merger Agreement is terminated (i) by Company to accept a Superior Proposal, (ii) by Purchaser following an Adverse Recommendation Change, or (iii) in certain circumstances by either Purchaser or Company upon failure to obtain, or prior to receipt of, the Company Stockholder Approval if (a) at the time of such termination, an alternative acquisition proposal has been made and not withdrawn at least two business days prior to such termination and (b) within 12 months following such termination, the Company enters into an agreement with respect to an alternative acquisition proposal that is subsequently consummated or an alternative acquisition proposal is consummated.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Purchaser, the Company and Merger Sub, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

On November 24, 2024, concurrently with the execution and delivery of the Merger Agreement, in their respective capacities as record and beneficial owners of Company Common Shares, Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”), Argos SEM LLC, a Delaware limited liability company (“Argos SEM”) and Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Valle Cement” and, together with Cementos and Argos SEM, “Supporting Shareholders”), have entered into a Voting Agreement (the “Voting Agreement”) with Purchaser, pursuant to which the Supporting Shareholders agree, among other things, to vote their Company Common Shares in favor of any proposal to approve the adoption of the Merger Agreement and approve the Merger.

The Voting Agreement will terminate at the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement is validly terminated, (c) the termination of the Voting Agreement by written agreement of all of the parties to the Voting Agreement, (d) the date on which any amendment or waiver to the Merger Agreement is effected without the prior written consent of Cementos that (i) decreases the Merger Consideration, (ii) changes the form of the Merger Consideration or (iii) is otherwise adverse to the Supporting Shareholders in their capacities as record and beneficial owners of Company Common Shares, in any material respect, or (e) the occurrence of an Adverse Recommendation Change in respect of an Intervening Event in accordance with Section 6.04(b)(ii)(B) of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On November 24, 2024, concurrently with the execution and delivery of the Merger Agreement, the Company waived, effective as of the execution of the Merger Agreement and the Voting Agreement, and solely to the extent implicated by execution and delivery of the Voting Agreement in effect on November 24, 2024 (or as may be amended after November 24, 2024 with the written consent of the Company), or the performance by the Supporting Shareholders of their obligations thereunder, all restrictions under that certain Stockholder Agreement, dated as of January 12, 2024, by and among the Company, Cementos, Argos SEM and Valle Cement and, solely for the purpose of specified sections of the Stockholder Agreement, Grupo Argos S.A. (the "Stockholder Agreement") that would restrict the ability of the Supporting Shareholders to execute and deliver the Voting Agreement and perform their respective obligations thereunder, including the restrictions set forth in Section 4.1 (Standstill Restrictions), clause (iii) of Section 4.2 (Quorum and Voting) and Section 5.1 (Transfer Restrictions) of the Stockholder Agreement with respect to the Supporting Shareholders.

Item 7.01	Regulation FD Disclosure.

On November 25, 2024, the Company and Purchaser issued a joint press release announcing the entry into the Merger Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the 1934 Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Merger Agreement, dated November 24, 2024, among Summit Materials, Inc., Quikrete Holdings, Inc. and Soar Subsidiary, Inc.
99.1*	Voting Agreement, dated November 24, 2024, among Purchaser and in their respective capacities as record and beneficial owners of Company Common Shares, Cementos, Argos SEM and Valle Cement.
99.2	Joint Press Release dated November 25, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

Additional Information and Where to Find It

This Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Merger. In connection with the Merger, the Company plans to file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC and send to its shareholders in connection with the Merger. The Merger will be submitted to the Company’s shareholders for their consideration. Before making any voting decision, the Company’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Company and the Merger.

The Company’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by the Company with the SEC may be obtained, without charge, by contacting the Company through its website at https://investors.summit-materials.com/corporate-profile/default.aspx.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of common stock of the Company is set forth in the section entitled “Our Stockholders—Holdings of Major Stockholders” in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 8, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001621563/000114036124018480/ny20019511x1_def14a.htm).

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. Such forward-looking statements include but are not limited to statements about the Merger, including statements that are not historical facts. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024, each as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and Purchaser, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Merger that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of customers, employees or other business partners and the businesses generally, including those resulting from the announcement of the Merger; (v) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock; (vi) significant transaction costs associated with the Merger; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Merger-related matters. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

DATED: November 25, 2024	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary